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                                                                   Exhibit 10.22

                             INTERCREDITOR AGREEMENT

      THIS INTERCREDITOR AGREEMENT (this "AGREEMENT"),dated the 1lth day of January, 2002, is by and between FARMERS & MERCHANTS INVESTMENT INC. (together with its successors and assigns, "SUBORDINATED CREDITOR"),BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, "SENIOR CREDITOR"),and NELNET, INC. ("BORROWER").

                                 R E C I T A L S

      A. Pursuant to the Line of Credit Agreement (the "LINE OF CREDIT AGREEMENT") dated as of November 15, 2001, between Subordinated Creditor and Borrower, Subordinated Creditor agreed to make a $30,000,000 line of credit available to Borrower. The Line of Credit Agreement and all related documents together with all renewals, extensions, and modifications thereof are referred to herein as the "SUBORDINATED CREDITOR DOCUMENTS."

      B. Senior Creditor intends to make loans or extend credit to Borrower and NELnet Loan Services, Inc., pursuant to a Credit Agreement entered into between Senior Creditor, Borrower, and NELnet Loan Services, Inc. dated as of even date herewith (as amended, modified or supplemented from time to time hereafter, the "LOAN AGREEMENT"), and the other Loan Documents. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Loan Agreement.

      C. Subordinated Creditor acknowledges that the loans or advances of monies or other extensions of credit to Borrower by Senior Creditor are of value to Subordinated Creditor.

      D. Senior Creditor is unwilling to make the loans and advances under the Loan Agreement unless Subordinated Creditor enters into this Agreement rendering Borrower's payment obligations to Senior Creditor senior in right of payment to Borrower's payment obligations to Subordinated Creditor.

      NOW, THEREFORE, in order to induce Senior Creditor to make the loans and advances under the Loan Agreement and in consideration of the promises, the parties hereto, intending to be legally bound hereby, agree as follows:

      Section 1. Standby; Subordination.

            (a) Subordinated Creditor will not, directly or indirectly, demand, (including without limitation by commencing or joining with any other creditors of Borrower in commencing any bankruptcy, reorganization, receivership or insolvency proceeding against Borrower), take or receive from Borrower or any of Borrower's Affiliates, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower, or any successor or assign of Borrower, including, without limitation, a receiver, trustee or debtor in possession (the term "BORROWER" hereinafter shall include any such successor or assign of Borrower), to Subordinated Creditor under any of the Subordinated Creditor Documents (whether such amounts represent principal, interest, fees, expenses, or any other obligations, whether due or not due, direct or indirect, absolute or contingent, including, without limitation, the taking of any negotiable instruments evidencing such amounts) (all such indebtedness obligations and liabilities being hereinafter included as the "SUBORDINATED OBLIGATIONS"),nor any security or guaranties for any of the
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foregoing unless and until all of the Obligations, and all other obligations, liabilities, and indebtedness of Borrower to Senior Creditor, whether now existing or hereafter arising between Borrower and Senior Creditor, directly, or acquired outright, conditionally or as collateral security from another by Senior Creditor, which are related to or arising out of loans, advances, or extensions of credit to Borrower or any of its Affiliates shall have been fully paid and satisfied with interest (all such obligations, indebtedness and liabilities of Borrower to Senior Creditor are hereinafter referred to as the "SENIOR INDEBTEDNESS") and all financing arrangements between Borrower and Senior Creditor, including the Commitment, have been terminated.

            (b) Subordinated Creditor agrees and covenants that none of the Subordinated Creditor Documents shall be modified or amended without Senior Creditor's prior written consent.

            (c) Notwithstanding anything to the contrary set forth in SECTION I(A) above, so long as no Default has occurred and is continuing or would exist after giving effect to any such payment, Borrower may make payments to Subordinated Creditor of accrued interest on the Subordinated Obligation. Additionally, so long as (i) no Default has occurred and is continuing, or would exist after giving effect to any such payment, and (ii) Borrower would be in compliance with the Pro Forma Fixed Charge Coverage Ratio set forth in SECTION
9.4 of the Loan Agreement on a pro forma basis after giving effect to any such payment (and Borrower delivers to Senior Creditor written evidence satisfactory to Senior Creditor of such compliance before any such payment is made), Borrower may make payments of principal on the Subordinated Obligations.

            Section 2. Senior Creditor Priority; Grant of Authority to Senior Creditor. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to the creditors of Borrower or readjustment of the obligations and indebtedness of Borrower, whether by reason of liquidation, bankruptcy, arrangement, receivership, assignment for the benefit of creditors or any other action or proceeding involving the readjustment of all or any part of the Subordinated Obligations, or the application of the assets of Borrower to the payment or liquidation thereof, or upon the dissolution or other winding up of Borrower's business, or upon the sale of all or substantially all of Borrower's assets, then, and in any such event, (i) Senior Creditor shall be entitled to receive payment in full of any and all of the Senior Indebtedness then owing or then declared to be owing prior to the payment of all or any part of the Subordinated Obligations, and
(ii) any payment or distribution of any kind or character, whether in cash, securities or other property other than shares of capital stock of Borrower, as reorganized and readjusted, or securities of Borrower provided for in any plan of reorganization or readjustment, the payment of which is subordinated to the Senior Indebtedness which may at any time be outstanding at least to the extent that the Subordinated Obligations are subordinated to the Senior Indebtedness herein, which shall be payable or deliverable upon or with respect to any or all of the Subordinated Obligations shall be paid or delivered directly to Senior Creditor for application to any of the Senior Indebtedness, due or not due, until such Senior Indebtedness shall have first been fully paid and satisfied. In order to enable Senior Creditor to enforce its rights hereunder in any of the aforesaid actions or proceedings, Senior Creditor is hereby irrevocably authorized and empowered to, upon three (3) days' notice to Subordinated Creditor, after Subordinated Creditor fails to file a proof of claim within twenty (20) days prior to any claims bar date, make and present for and on behalf of Subordinated Creditor proofs of claim against Borrower in the full amount of the Subordinated Obligations and to receive and collect any and all dividends or other payments or disbursements made thereon in whatever form the same may be paid or issued and to apply the same on account of any of the Senior Indebtedness.



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      Section 3. Payments Received by Subordinated Creditor. Should any payment or distribution or security or instrument or proceeds thereof be received by Subordinated Creditor upon or with respect to the Subordinated Obligations, other than as set forth in SECTION Z(C) above, prior to the satisfaction of all of the Senior Indebtedness and termination of all financing arrangements between Borrower and Senior Creditor, Subordinated Creditor shall receive and hold the same in trust, as trustee, for the benefit of Senior Creditor and shall forthwith deliver the same to Senior Creditor in precisely the form received (except for the endorsement or assignment of Subordinated Creditor where necessary), for application to any of the Senior Indebtedness, due or not due.

      Section 4. Instrument Legend. Any instrument evidencing any of the Subordinated Obligations shall, on the date hereof, be inscribed with a legend conspicuously indicating that payment thereof is subordinated to the claims of Senior Creditor pursuant to the terms of this Agreement, and a certified copy thereof will be delivered to Senior Creditor on the date hereof. Any instrument evidencing any of the Subordinated Obligations, or any portion thereof, which is hereafter executed by Borrower, will, on the date thereof, be inscribed with the aforesaid legend and a copy thereof will be delivered to Senior Creditor on the date of its execution or within five (5) days thereafter.

      Section 5. Reimbursement for Expenses: Assignment of claim. Subordinated Creditor agrees that until the Senior Indebtedness have been paid in full and satisfied and all financing arrangements between Borrower and Senior Creditor have been terminated or the termination of this Agreement, such Subordinated Creditor will not, directly or indirectly, accept or receive the benefit of any remuneration or reimbursement for expenses from or on behalf of Borrower or any of its Affiliates, and will not assign or transfer to others any of the Subordinated Obligations.

      Section 6. Continuing Nature of Subordination. This Agreement shall continue to be effective until the Senior Indebtedness shall have been fully discharged and all financing arrangements between Borrower and Senior Creditor have been terminated or the termination of this Agreement. This is a continuing agreement of subordination and Senior Creditor may continue, at any time and without notice to Subordinated Creditor, to extend credit or other financial accommodations and loan monies to or for the benefit of Borrower or any of its Affiliates on the faith hereof until this Agreement shall cease to be effective as provided in the preceding sentence of this Section.

      Section 7. Additional Agreements Between Senior Creditor and Borrower or NELnet Loan Services, Inc. Senior Creditor, at any time and from time to time may enter into such agreement or agreements with Borrower and/or any of its Affiliates as Senior Creditor may deem proper, including without limitation extending the time of payment of or renewing or otherwise altering the terms of all or any of the Senior Indebtedness or affecting the security underlying any or all of the Senior Indebtedness, and may exchange, sell, release, surrender or otherwise deal with any such security, without in any way thereby impairing or affecting this Agreement.

      Section 8. Subordinated Creditor's Waivers. All of the Senior Indebtedness shall be deemed to have been made or incurred in reliance upon this Agreement. Subordinated Creditor expressly waives all notices of the acceptance by Senior Creditor of the subordination and other provisions of this Agreement and all other notices not specifically required pursuant to the terms of this Agreement whatsoever, and Subordinated Creditor expressly waives reliance by Senior Creditor upon the subordination and other agreements contained herein. Subordinated Creditor agrees that Senior Creditor has made no warranties or representations with respect to the due execution, legality, validity, completeness or enforceability of the Loan Agreement, or the collectibles of the Senior Indebtedness, that Senior Creditor shall be entitled to



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manage and supervise loans to Borrower and its Affiliates in accordance with applicable law and its usual practices, modified from time to time as Senior Creditor deems appropriate under the circumstances, without regard to the existence of any rights that Subordinated Creditor may now or hereafter have in or to any of the assets of Borrower or any of its Affiliates, and that Senior Creditor shall have no liability to Subordinated Creditor for, and Subordinated Creditor waives any claim which Subordinated Creditor may now or hereafter have against Senior Creditor arising out of, any and all actions which Senior Creditor, takes or omits to take (including, without limitation, actions with respect to the creation, perfection or continuation of liens or security interests in collateral or security, actions with respect to the occurrence of default, actions with respect to the foreclosure upon, sale, release, or depreciation of, or failure to realize upon, any collateral or security and actions with respect to the collection of any claim for all or any part of the Senior Indebtedness from any account debtor, guarantor or any other party and actions with respect to any bankruptcy proceeding or the extension of credit by Senior Creditor to Borrower or any of its Affiliates in any such proceeding) with respect to the Loan Agreement, or any other agreement related thereto or to the collection of the Senior Indebtedness or the valuation, use, protection or release of collateral or security for or guaranties of the Senior Indebtedness.

      Section 9. Senior Creditor's Waivers. No waiver shall be deemed to be made by Senior Creditor of any of its rights hereunder, unless the same shall be in writing signed on behalf of Senior Creditor, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of Senior Creditor or the obligations of Subordinated Creditor to Senior Creditor in any other respect at any other time.

      Section 10. Information Concerning Financial Condition of Borrower. Subordinated Creditor hereby assumes responsibility for keeping itself informed of the financial condition of Borrower, any and all endorsers and any and all guarantors of the Senior Indebtedness and the Subordinated Obligations and of all other circumstances bearing upon the risk of nonpayment of the Senior Indebtedness and the Subordinated Obligations that diligent inquiry would reveal, and Subordinated Creditor hereby agrees that Senior Creditor shall have no duty to advise Subordinated Creditor of information known to Senior Creditor regarding such condition or any such circumstances. In the event that Senior Creditor, in its sole discretion, undertakes, at any time or from time to time, to provide any such information to Subordinated Creditor, Senior Creditor shall be under no obligation (i) to provide any such information to Subordinated Creditor on any subsequent occasion or (ii) to undertake any investigation and shall be under no obligation to disclose any other information, including any other information relating to the information provided which, pursuant to accepted or reasonable commercial finance practices, Senior Creditor wishes to maintain confidential. Subordinated Creditor hereby agrees that all payments received by Senior Creditor may be applied, reversed, and reapplied, in whole or in part, to any of the Senior Indebtedness, as Senior Creditor, in its sole discretion, deems appropriate and assents to any extension or postponement of the time of payment of the Senior Indebtedness or to any other indulgence with respect thereto, to any substitution, exchange or release of collateral which may at any time secure the Senior Indebtedness and to the addition or release of any other party or person primarily or secondarily liable therefor.

      Section 11. Priorities. The subordinations and priorities specified hereinabove are applicable irrespective of the time or order of attachment or perfection of any security interest or other interests referred to herein, the time or order of filing of financing statements or mortgages, the acquisition of purchase money or other security interests, or the time of giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests. The subordinations and priorities specified herein are not conditioned upon the nonavoidability or perfection of Senior Creditor's security interests in any collateral for the Senior Indebtedness.



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      Section 12. Governing Law; Successors and Assigns. This Agreement has been delivered and accepted at and shall be deemed to have been made at Dallas, Texas, and shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the internal laws (as compared to conflicts of law provisions) of the State of Texas. This Agreement shall inure to the benefit of the successors and assigns of Senior Creditor. The provisions of this Agreement are solely for the benefit of and shall bind and benefit
Senior Creditor and Subordinated Creditor and their respective successors and assigns, and no other person, firm, entity or corporation shall have any right, benefit, priority or interest under, or because of the existence of such provisions. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same original.

      Section 13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement among the parties hereto.

      Section 14. Representations and Warranties.


      Subordinated Creditor represents and warrants to Senior Creditor that:

            (a) Subordinated Creditor has full power, authority and legal right to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate any provision of any instrument or agreement to which Subordinated Creditor is a party or by which it or any of its properties is subject or bound;

            (b) no consent, license, approval or authorization of, or registration or declaration with, any governmental instrumentality, domestic or foreign, is required in connection with the execution, delivery or performance by Subordinated Creditor of this Agreement;

            (c) this Agreement constitutes the legal, valid and binding obligation of Subordinated Creditor and is enforceable against Subordinated Creditor in accordance with its terms;

            (d) Subordinated Creditor has provided Senior Creditor with true, correct and complete copies of its Subordinated Creditor's Documents, as now in effect;

            (e) as of the date hereof, the total principal amount of the Subordinated Obligations owing to Subordinated Creditor is correctly set forth on EXHIBIT A hereto;

            (f) Subordinated Creditor is the lawful owner of the Subordinated Obligations owing to it and no part thereof is subject to any defense, offset or counterclaim;

            (g) Subordinated Creditor has not heretofore assigned or transferred any of the Subordinated Obligations owing to it, or any interest therein; and

            (h) Subordinated Creditor has not heretofore entered into an agreement similar to this Agreement in respect of the Subordinated Obligations owing to it.

      Section 15. Rights Cumulative. No failure to exercise, and no delay in exercising on the part of Senior Creditor of any right, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any



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other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement and in any agreement relating to any of the Senior Indebtedness and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided under such agreement, instrument or document or by law. Senior Creditor is hereby authorized to demand specific performance of this Agreement, whether or not Borrower shall have complied with the provisions hereof applicable to it, at any time when Subordinated Creditor shall have failed to comply with any provision hereof applicable to it. To the extent permitted by applicable law, Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by Senior Creditor.

      Section 16. Further Assurances. Subordinated Creditor agrees to execute and deliver such further documents and to do such other acts and things as Senior Creditor may reasonably request in order to fully effectuate the purposes of this Agreement.

      Section 17. Notice of Default and Certain Events. Subordinated Creditor agrees to give Senior Creditor notice of any of the following:

            (a) the occurrence of any "default" or "event of default" under any Subordinated Creditor Document; or

            (b) the termination, by its terms, or otherwise, of the Line of Credit Agreement.

      Section 18. Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing delivered by hand delivery, reputable overnight courier service or certified mail, return receipt requested, with charges prepaid, addressed as follows:

     If to Senior Creditor, to:               Bank of America, N.A.
                                              901 Main Street, 66th Floor
                                              Dallas, Texas 75283-1000
                                              Attention: Shelly K. Harper
                                              Telecopy No.: (214) 209-

     If to Subordinated Creditor, to:        Farmers & Merchants Investment Inc.
                                             6801 South 27th Street
                                             Lincoln, Nebraska 68512
                                             Attention: Michael S. Dunlap
                                             Telecopy No: (402) 323-1286

or in accordance with the last unrevoked written direction from the applicable party to the other party hereto. All notices shall be effective when hand delivered, one business day after sent by reputable overnight courier or three
(3) business days after sent by certified mail, return receipt requested.

      Section 19. Severability. The provisions of this Agreement are independent of and separate from each other. If any provision hereof shall for any reason be held invalid or unenforceable, it is the intent of the parties that such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, and that this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.



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      IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto on the date first above written.

 SENIOR CREDITOR:                            SUBORDINATED CREDITOR:

 BANK OF AMERICA, N.A.,                      FARMERS & MERCHANTS INVESTMENT INC.


 By: /s/ Shelly K. Harper                    By: /s/ Mike Dunlap
     -------------------------------             --------------------------
     Shelly K. Harper, Principal                 Name:  Mike Dunlap
                                                 Title: President


                   SIGNATURE PAGE TO INTERCREDITOR AGREEMENT
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CONSENTED AND AGREED TO:

BORROWER:

NELNET, INC.

BY: /s/ Terry J. Heimes
    -------------------------------------
    Terry J. Heimes, Vice President



                    SIGNATURE PAGE TO INTERCREDITOR AGREEMENT

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                                         EXHIBIT A

Principal Balance of Subordinated Obligations: $29,160,000